EXHIBIT 10.2


             KENNAMETAL INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


Section 1.  Purpose and Effective Date.

1.1 The purpose of this Supplemental Executive Retirement Plan is to ensure the payment of a competitive level of retirement income, in order to attract, retain, and motivate selected executives. The Plan is also intended to provide eligible executives with retirement benefits that cannot be paid from the Company's qualified Retirement Income Plan, due to various limitations of the United States Internal Revenue Code.

1.2 This Plan was amended and adopted, effective April 21, 1995, and will be effective for each participant on the date he or she is designated as a Participant, provided he or she promptly executes an Employment Agreement.

1.3 The terms of this Plan are applicable only to eligible executives who are employed by the Company on or after April 21, 1995. Any executive who retired or otherwise terminated employment prior to such date, shall not be eligible to be designated a Participant under this Plan unless he or she returns to service with the Company on or after April 21, 1995.


Section II.  Definitions.

2.1  Board of Directors means the Directors of the Company.

2.2 Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Securities Exchange Act of 1934 as in effect on the date hereof ("1934 Act"), or if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided that, without limitation, such a change in control shall be deemed to have occurred if
     (i) Kennametal shall be merged or consolidated with any corporation or other entity other than a merger or consolidation with a corporation or other entity all of whose equity interests are owned by Kennametal immediately prior to the merger or consolidation, or (ii) Kennametal shall sell all or substantially all of its operating properties and assets to "another person, group of associated persons, or corporation; or (iii) any person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), is or becomes a beneficial owner, directly or indirectly, of securities of Kennametal representing 25% or more of the combined voting power of Kennametal's then outstanding securities coupled with or followed by the existence of a majority of the board of directors of Kennametal consisting of persons other than persons who either were directors of Kennametal immediately prior to or were nominated by those persons who were directors of Kennametal immediately prior to such person becoming a beneficial owner, directly or indirectly, of securities of Kennametal representing 25% or more of the combined voting power of Kennametal's then outstanding securities.

2.3 Code means the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to a Code Section shall be deemed to refer to any successor provision of the Code, as appropriate.

2.4 Committee means the Board of Directors Committee on Executive Compensation, designated by the Board of Directors to administer the plan, pursuant to Section 7 of the Code.

2.5 Company means Kennametal Inc., a Pennsylvania corporation, or any successor bound by this Plan pursuant to Section 8.5.

2.6 Disability means such incapacity due to physical or metal illness or injury, as causes the Employee to be absent from his principal office at Kennametal's offices for the entire portion of 180 consecutive business days.

2.7  Employee means an employee of the Employer.

2.8 Employer means the Company and any subsidiary or affiliate of the Company whose employees participate in the Plan.

2.9 Employment Agreement means an agreement between an Employer and an Employee which sets forth terms and conditions of employment and specifically refers to this Plan.

2.10 Final Base Salary means the Participant's monthly base salary rate, before any pre-tax reductions pursuant to the Participant's elections under IRC Section 125 or 402(e)(3), for the calendar month in which
Participant's
     Termination of Employment occurs, without regard to any limitations on compensation under the Code, including those under IRC Section 401(a)
     (17), multiplied by twelve (12).

2.11 IRC means the Code.

2.12 Normal Retirement means the first day of the month following the day on which the Employee reaches the age of sixty-five (65).

2.13 Participant means any Employee of an Employer who is entitled to participate in the Plan in accordance with Section III. Where the context so indicates, "Participant" shall also include a retired or deceased Participant with respect to whom a SERP Benefit is payable.

2.14 Plan means the Company's Supplemental Executive Retirement Plan (SERP), as set forth herein and as amended and restated from time to time.

2.15 Retirement Income Plan means the Company's qualified Retirement Income Plan, as it may be amended and restated, from time to time.

2.16 SERP Benefit means the benefit, calculated pursuant to Section V, that is payable to a Participant under the Plan.

2.17 Target Retirement Income means the total of estimated benefit under the Company's qualified Retirement Income Plan, plus estimated benefit under Social Security, plus the amount of SERP Benefit, under Section V of the Plan.

2.18 Year of Service means each full twelve-month period beyond Employee's adjusted hire date, as determined pursuant to the Company's regular personnel records and policies.


Section III.  Eligibility.

3.1 Each officer or key executive Employee of the Company approved by the Committee, in its sole discretion, shall be eligible to participate in the Plan, upon prompt execution of an Employment Agreement

3.2 Any officer or key executive who becomes a Participant shall continue to be a Participant until his or her termination of employment, or until a date prior to such time, as determined by the Committee, in its sole discretion.


Section IV.  Vesting.

4.1 A Participant shall become vested and entitled to receive a benefit under the Plan, determined in accordance with Section V, only in accordance with the following schedule:

     Age of Participant at Termination       Cumulative Vested Plan Benefit
     ---------------------------------       ------------------------------
            Less than age 56                                0%
                    56                                     20%
                    57                                     40%
                    58                                     60%
                    59                                     80%
                60 or older                               100%

     Notwithstanding the foregoing, a Participant who voluntarily leaves employment, without Employer's permission, or is involuntarily terminated, with cause, prior to entitlement to receive benefits pursuant to Section 6.1, shall forfeit any entitlement to benefits under the Plan. In the event that Employee shall voluntarily or involuntarily leave the employ of the Company before his or her retirement date, and the Employee is not vested as to any portion of the SERP benefit, the obligations of the Company under Section 6 and 7 of the Plan shall be null and void, and neither the Employee nor any other person shall in any way be entitled to any payments hereunder.

4.2 Notwithstanding Section 4.1, each Participant's Plan benefit automatically shall become 100% vested upon a Change in Control of the Company.


Section V.  Amount of Benefit

5.1 The amount of each Participant's SERP Benefit shall initially be calculated as the excess of the Target Retirement Income amount over the sum of the monthly benefit that would be payable as a single life annuity under the Company's Retirement Income Plan commencing upon a retirement at age 65, based on credited service and average earnings under the Retirement Income Plan as of the Participant's termination of employment, plus the Participant's Social Security benefit, as defined under the Retirement Income Plan, that would be payable commencing at age 65 assuming the Participant had no further FICA wages or SECA earnings after termination of employment. This formula calculation shall serve the Committee as a guideline, but the amount of SERP Benefit of any Participant shall be determined annually by the Committee, which may adjust, or depart from, the formula amount, in the Committee's sole discretion.

5.2 The Target Retirement Income amount, Retirement Income Plan benefit estimate, and Social Security benefit estimate shall be calculated according to the methodology described in Appendix A, as approved and amended, from time to time, by the Committee, in its sole discretion.

5.3  The Committee shall cause the formula calculation described in Sections
     5.1 and 5.2 to be done annually, or as otherwise required, for each Participant. The Committee shall then determine the SERP Benefit amount for each Participant, which may differ from the amount determined under the formula, and shall prepare an official list of Participants and their accrued SERP Benefits, which shall govern the payment of benefits under the Plan until the next annual review and predetermination of SERP Benefit amounts.


Section VI.  Payment of Benefits.

6.1 Payment of the Participant's SERP Benefit shall commence on the first day of the month following the month in which the Participant's employment with the Company terminates due to (1) Normal Retirement from employment with the Company, (2) retirement from employment with the Company on any date prior to Normal Retirement that has the prior approval of the Company's Board of Directors, (3) termination of employment prior to Normal Retirement as a result of Disability, or (4) retirement from employment with the Company following a Change In Control, unless the Participant requests a later payment commencement date.

6.2 A Participant's Plan benefits shall be paid in equal monthly installments, in the form of a single life annuity with no death or other survivor benefits other than those described in Section VII.

Section VII.  Surviving Spouse and other Death Benefits.

7.1 In the event of the death of a Participant prior to the commencement of payment of Plan Benefits to the Participant, an amount equal to 50% of the amount of benefits calculated in accordance with the vesting provisions of Section IV and the amount of benefit of Section V which would be otherwise have been payable to the Participant, will instead be payable to the Participant's surviving spouse. Payments to such spouse shall be made from the month following the month in which the death of the Participant occurred until the death of the surviving spouse.

7.2 In the event of the death of a Participant after the commencement of payment of Plan benefits to the Participant, an amount equal to 50% of the amount of Plan benefit then being paid to the Participant will instead be payable to the Participant's surviving spouse. Payments to such spouse shall be made from the month following the month in which the death of the Participant occurred, until the death of the surviving spouse.

7.3 If the surviving spouse is five (5) or more years younger than the Employee, the monthly payment to the surviving spouse pursuant to paragraphs 7.1 and 7.2 shall be actuarially adjusted, so that it has the same present actuarial value as the full 50% payment to a spouse less than five (5) years younger than the Participant. For this purpose, the Committee shall use a life expectancy factor derived from the most recent group annuity mortality tables published by the Society of Actuaries, as shown in Appendix B of the Plan.

7.4 In the event that the Employee and/or his or her surviving spouse shall have been entitled to payments under Sections 6 and 7 of the Plan, and upon the death of the surviving spouse, the aggregate amount of the cumulative payments of the SERP Benefit shall have been less than $50,000, the Company shall pay to the estate of the Employee or to such other person as the Employee shall designate by written notice, an amount equal to $50,000 less the aggregate amount of the cumulative payments of the SERP Benefit already made.


Section VIII.  Miscellaneous Provisions.

8.1 Administration. The Committee shall be responsible for all facets of interpretation and administration of the Plan. The Committee may adopt rules and regulations to assist it in the administration of the Plan. The Board of Directors has also delegated to the Committee the right to modify provisions of the Plan in individual cases.

8.2 Non-Competition. Receipt of the SERP Benefits is expressly conditioned upon the non-competition of the retired Participant with the Company, for so long as any payments are being made hereunder. Accordingly, unless the Participant first secures the written consent of the Board of Directors or the Committee, he shall not directly or indirectly, as an officer, director, employee, consultant, agent, partner, joint venturer, proprietor, or other, engage in or assist any business which is or may become in direct or indirect competition with the Company or any of its subsidiaries, other than as a mere investor holding not more than 5% of the equity interest of any such competing enterprise. In the event that the Committee makes a good-faith determination that a Participant receiving a SERP Benefit is or may be violating the non-competition provisions hereof, it shall immediately notify him or her of such finding in writing and afford him or her a reasonable opportunity (a period of not less than sixty days) to rebut such finding, or to desist from such competitive activity. In the event that the Committee believes that a violation of the non-competition provision continues uncorrected following the sixty-day period, it may then cease making SERP Benefits payments, and the retired Participant (and any Spouse or other beneficiary claiming through the Participant) shall forfeit any right to future payment of a SERP Benefit under the Plan.

8.3 Source of Benefit Payments. This Plan is intended to be an unfunded plan of deferred compensation for a select group of management or highly compensated individuals, and it is intended that SERP Benefits payable hereunder will be paid from the general assets of the Company. However, in the event of a Change in Control, amounts payable to Employee or the surviving spouse or estate, under Sections 6 and 7 of the Plan, may be provided for in accordance with an Executive Deferred Compensation Trust (a so-called "Rabbi" trust) between the Company and a trustee. The Company shall inform the Employee of the identity of the trustee upon the Employee's request.

8.4 Non-Assignment, Alienation. Nothing in this Plan gives a Participant or any person claiming payments for or through him or her, any right, title, or interest in any asset held in the Company, prior to the payment thereof, and that the right of a Participant to any payment hereunder is strictly contractual and unsecured, unless a Change in Control causes the funding of the Plan in the Company's Executive Deferred Compensation Trust. In addition, the benefits to be paid hereunder may not be voluntarily or involuntarily sold, transferred, assigned, alienated, or encumbered, and any such attempt shall be void.

8.5 Obligation of Successors. This Plan shall be binding upon the Company or any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all or substantially all of the business and/or assets of the Company, or to any assignee thereof. To the extent that the Company must take additional contractual or other steps to make the Plan an enforceable contractual obligation of a successor (e.g., a purchaser of assets), the Company shall take such steps. This Plan and all rights of the Participant hereunder shall inure to the benefit of and be enforceable by the Participant or the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

8.6 Amendment, Termination. This Plan may be amended or terminated at any time, provided that no such amendment or termination shall reduce or eliminate the right of a Participant to the payment of Plan Benefits earned prior to such amendment or termination.

8.7 Withholding. The Company may provide for the withholding, from any benefits payable under this Plan, all Federal, state, city, or other taxes as shall be appropriate pursuant to any law or governmental regulation or ruling, and may delay the payment of any benefit until the Participant or beneficiary provides payment to the Company of all applicable withholding taxes.

8.8 Miscellaneous. This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, to the extent not governed by federal law. Section headings are for convenience of reference only, and shall not affect the construction or interpretation of any of the provisions hereof.

                APPENDIX A, SERP BENEFIT CALCULATION METHOD

Calculation begins with current base salary and years of service, up to the present date.

Target Retirement Income equals 60% of base salary for 30 years of service, plus or minus 1% for each year of service greater than or less than thirty.
Therefore:

              Years of Service                Retirement Target
              ----------------                -----------------
                    10                               40%
                    15                               45%
                    20                               50%
                    25                               55%
                    30                               60%
                    35                               65%
                    40                               70%
                    45                               75%

Calculate income from Kennametal Retirement Income Plan, based on current years of service and pensionable earnings, to date, and including current statutory limitations (IRC Sections 415 and 401(17)), but not actuarially reduced for age less than 65.

Calculate income from Social Security, based on earnings to date, but not reduced for age less than 65.

Retirement Income Plan plus Social Security equals Total Funded Retirement Income from qualified plans.

SERP Benefit equals Target Retirement Income (above) minus Total Funded Retirement Income from qualified plans.

However, minimum SERP Benefit is 10% of current base salary.

If prior SERP Benefit (as last calculated under the above described method and determined and approved by the Committee in its annual review of the same) is greater than new SERP Benefit, use prior SERP Benefit.

Therefore, SERP Benefit is the greatest of:
       Target Retirement minus Total Funded Retirement Income,
       10% of Current Base Salary, or
       Prior  SERP Benefit.

                                  APPENDIX B


                LIFE EXPECTANCIES FROM THE 1994 UP MORTALITY TABLE


Age       Male            Female          Age        Male          Female
---       ---------       ---------       ---        ---------     ---------

20        58.689676       63.439521       65         17.301673     20.733104
21        57.721384       62.458711       66         16.567774     19.922360
22        56.753995       61.477787       67         15.852596     19.126492
23        55.787630       60.496744       68         15.155361     18.344112
24        54.822623       59.515516       69         14.474231     17.572161
25        53.859070       58.533981       70         13.807539     16.808107
26        52.897006       57.552138       71         13.154894     16.051847
27        51.936249       56.570159       72         12.516970     15.305311
28        50.976471       55.588318       70         11.895300     14.572070
29        50.017407       54.606930       74         11.289425     13.854374
30        49.058903       53.626184       75         10.697900     13.152659
31        48.100761       52.646205       76         10.121208     12.467970
32        47.142792       51.667107       77         9.561406      11.801827
33        46.184865       50.688947       78         9.021858      11.156078
34        45.226529       49.711724       79         8.505843      10.530978
35        44.267364       48.735436       80         8.014790      9.925826
36        43.307409       47.760220       81         7-548836      9.340932
37        42.347090       46.786204       82         7.107007      8.777414
38        41.387178       45.813644       83         6.687359      8.236987
39        40.428474       44.842772       84         6.285696      7.719357
40        39.471398       43.873849       85         5.898198      7.223015
41        38.516336       42.906937       86         5.523671      6.747887
42        37.563597       41.941959       87         5.163141      6.295031
43        36.613496       40.978756       88         4.819594      5.866464
44        35.666021       40.016924       89         4.496051      5.463912
45        34.721182       39.056122       90         4.193604      5.087653
46        33.779283       38.096450       91         3.912324      4.737174
47        32.840954       37.138220       92         3.651468      4.411342
48        31.907044       36.182042       93         3.409583      4.108517
49        30.978090       35.228328       94         3.0187285     3.827037
50        30.054402       34.277235       95         2.986195      3.565508
51        29.136469       33.329133       96         2.806213      3.322551
52        28.225043       32.384506       97         2.645659      3.096798
53        27.321021       31.443972       98         2.501069      2.886902
54        26.424628       30.507483       99         2.368067      2.692192
55        25.535831       29.574787       100        2.243346      2.512150
56        24.655321       28.646560       101        2.124336      2.345559
57        23.784341       27.724202       102        2.009036      2.190383
58        22.924662       26.809797       103        1.895858      2.043361
59        22.077319       25.905022       104        1.786991      1.904998
60        21.242746       25.010822       105        1.684548      1.776622
61        20.421814       24.128172       106        1.584660      1.653351
62        19.615791       23.258043       107        1.473289      1.520196
63        18.826204       22.401396       108        1.316861      1.343162
64        18.054561       21.559462       109        1.048860      1.058194
                                          110        .541667       .541667